October 27, 1997


VIA EDGAR
---------

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

     I hereby revoke authorization for Beverly Cole McGuire to act as my agent for matters of signing and filing Forms 3, 4 and 5 effective immediately.

                            Sincerely,



                            /s/ Steven W. Tholen
                            -------------------------
                            Steven W. Tholen
                            Vice President and Chief Financial Officer